As filed with the Securities and Exchange Commission on February 17, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aramark

(Exact name of registrant as specified in its charter)

Delaware	5812	20-8236097
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Aramark Tower

1101 Market Street

Philadelphia, Pennsylvania 19107

(215) 238-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen R. Reynolds, Esq.

Executive Vice President, General Counsel and Secretary

Aramark Tower

1101 Market Street

Philadelphia, Pennsylvania 19107

(215) 238-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Joseph H. Kaufman, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	(1)(2)	(1)(2)	(1)	(2)

(1)	Omitted pursuant to General Instructions II.E. of Form S-3. An indeterminate amount of common stock is being registered as may from time to time be issued at indeterminate prices. Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of securities that may be issued as a result of a stock split, stock dividend, recapitalization or other similar adjustment.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis based on the aggregate offering price of the common stock to be offered in one or more offerings to be made hereunder.

Common Stock

We may offer and sell our common stock from time to time. We will determine when we sell our common stock, which may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and we and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of our common stock. If any agents, dealers or underwriters are involved in the sale of any of our common stock, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. Our net proceeds from the sale of our common stock also will be set forth in the applicable prospectus supplement. We also may provide investors with a free writing prospectus that includes this information. In addition, one or more selling stockholders to be named in a prospectus supplement hereto may offer and sell our common stock from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

Each time that we or any selling stockholders sell common stock using this prospectus, we or any selling stockholders will provide a prospectus supplement and attach it to this prospectus if required. The prospectus supplement or a free writing prospectus will contain more specific information about the offering and the common stock being offered, including the names of any selling stockholders, if applicable, the prices and our net proceeds from the sales of such common stock. The selling stockholders will receive all of the proceeds from any sales of our common stock owned by them. We will not receive any proceeds from the sale of our common stock by selling stockholders. We may bear a portion of the expenses of the offering of common stock, except that selling stockholders may pay any applicable underwriting fees, discounts or commissions and certain transfer taxes. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell common stock unless accompanied by a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “ARMK.”

Investing in shares of our common stock involves risks. You should refer to and consider the information included in the section titled “Risk Factors” beginning on page 8 of this prospectus and the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 17, 2015

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectuses related hereto that we have prepared. Neither we nor any selling stockholder has authorized anyone to provide you with different information and we and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus is accurate as of any date other than the respective dates thereof. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and/or one or more selling stockholders, if applicable, may, from time to time, offer and/or sell our common stock in one or more offerings or resales. This prospectus provides you with a general description of the common stock that we and/or one or more selling stockholders may offer. Each time we sell common stock using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the names of any selling stockholders, if applicable. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under the heading “Incorporation by Reference” and any additional information described under the heading “Where You Can Find More Information” before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information contained in, or incorporated by reference in, this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. Neither we nor any selling stockholder has authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Aramark,” “the Company” and similar terms refer to Aramark and its subsidiaries and references to “Parent” refer to Aramark and not any of its subsidiaries.

Presentation Of Financial and Other Information

Our fiscal year ends on the Friday nearest September 30 in each year. In this prospectus, when we refer to our fiscal years, we say “fiscal” and the year number, as in “fiscal 2014,” which refers to our fiscal year ended October 3, 2014. In addition, “client” refers to those businesses and other organizations which engage us to provide services. “Consumers” refers to those consumers of our services, such as employees, students and patrons, to whom our clients provide us access.

Market and Industry Data

The data included in this prospectus or used in documents incorporated by reference into this prospectus regarding our industry and market opportunity, including the size of certain sectors and geographies, our position and the position of our competitors within these sectors and geographies and the portion of the market opportunity that is currently outsourced, are based on management estimates, which were derived using our management’s knowledge and experience in the sectors and geographies in which we operate, our own internal estimates and research, industry and general publications and research, and surveys and studies conducted by third parties. We believe these estimates to be accurate as of the date of this prospectus. However, these estimates may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “outlook,” “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “see,” “look to” and other words and terms of similar meaning or the negative versions of such words. Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under “Incorporation by Reference” and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation:

•	unfavorable economic conditions;

•	natural disasters, global calamities, sports strikes and other adverse incidents;

•	the failure to retain current clients, renew existing client contracts and obtain new client contracts;

•	a determination by clients to reduce their outsourcing or use of preferred vendors;

•	competition in our industries;

•	increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts;

•	the inability to achieve cost savings through our cost reduction efforts;

•	our expansion strategy;

•	the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury;

•	governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting;

•	liability associated with noncompliance with applicable law or other governmental regulations;

•	changes in, new interpretations of or changes in the enforcement of the government regulatory framework;

•	currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance;

•	continued or further unionization of our workforce;

•	liability resulting from our participation in multiemployer defined benefit pension plans;

•	risks associated with suppliers from whom our products are sourced;

•	disruptions to our relationship with, or to the business of, our primary distributor;

•	the inability to hire and retain sufficient qualified personnel or increases in labor costs;

•	healthcare reform legislation;

•	the contract intensive nature of our business, which may lead to client disputes;

•	seasonality;

•	disruptions in the availability of our computer systems or privacy breaches;

•	failure to achieve and maintain effective internal controls;

•	our leverage;

•	the inability to generate sufficient cash to service all of our indebtedness;

•	debt agreements that limit our flexibility in operating our business;

•	potential conflicts of interest between certain of our controlling shareholders and us; and

•

other factors set forth under the heading “Risk Factors” in this prospectus and under the headings “Item 1A. Risk Factors,” “Item 3. Legal Proceedings” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 incorporated by reference herein, as such factors may be updated from time to time in the other documents and reports that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and in the documents incorporated by reference herein. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus or incorporated by reference. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

OUR COMPANY

We are a leading global provider of food, facilities and uniform services to education, healthcare, business and industry and sports, leisure and corrections clients. Our core market is North America (comprised of the United States and Canada), which is supplemented by an additional 20-country footprint serving many of the fastest growing global geographies. We hold the #2 position in North America in food and facilities services and uniform services based on total sales in fiscal 2014. Internationally, we hold a top 3 position in food and facilities services based on total sales in fiscal 2014 in most countries in which we have significant operations, and are one of only three food and facilities competitors with our combination of scale, scope, and global reach. Through our established brand, broad geographic presence and employees, we anchor our business in our partnerships with thousands of education, healthcare, business, sports, leisure and corrections clients. Through these partnerships we serve millions of consumers including students, patients, employees, sports fans and guests worldwide. The scope and range of our services are evidenced by the following:

•	We provide services to 89% of the Fortune 500

•	We serve over 500 million meals annually to approximately 5 million students at colleges, universities, and K-12 schools

•	We service over 2,000 healthcare facilities, collectively representing over 75 million patient days annually

•	We cater to approximately 100 million sports fans annually through our partnerships with 149 professional and collegiate teams

•	We put over 2 million people in uniforms each day

•	We operate in 22 countries in North America, Europe, Asia and South America

Our mission is to “Deliver experiences that enrich and nourish lives.” This mission is anchored in a set of goals, which we refer to as our core values, that guide our execution in the marketplace:

•	Sell and Serve with Passion. Placing clients and consumers at the center of all that we do by listening and responding to their needs with service focused on quality and innovation

•	Set Goals. Act. Win. Maintaining a culture of accountability where performance matters and exhibiting leadership that achieves and exceeds expectations through our execution

•	Front-Line First. Providing our front-line employees with tools and training that empower them to deliver excellence at the point of service to thousands of consumers and clients every day

•	Integrity and Respect Always. High ethical standards are the cornerstone of the Aramark brand and help us earn the trust of our key constituents

We strive to accomplish this mission through a repeatable business model founded on five principles of excellence—selling, service, execution, marketing and operations. Our commitment to these values has earned us numerous awards and recognitions; we have been named one of the “World’s Most Admired Companies” by Fortune Magazine in the category of Diversified Outsourcing Services every year since 1999 and we are recognized as one of the “World’s Most Ethical Companies” by the Ethisphere Institute.

We operate our business in three reportable segments that share many of the same operating characteristics: Food and Support Services North America, or FSS North America, Food and Support Services International, or FSS International, and Uniform and Career Apparel, or Uniform. The following chart provides a brief overview of our reportable segments (dollars in millions):

(1)	Fiscal 2014 operating income excludes $215.0 million of unallocated corporate expenses.
(2)	Based on fiscal 2014 total sales.
(3)	We have significant operations in the following countries: China, Chile, Germany, Ireland, Japan, Spain and the UK. We believe we hold top 3 positions in all of these countries except Spain.

Within our reportable segments, our business is generally focused around key client types—Education, Healthcare, Business & Industry, Sports & Leisure and Corrections.

(1)	Based on fiscal 2014 total sales.

We believe that our broad range of services, diversified client base, global reach and repeatable business model position us well for continued growth and margin expansion opportunities, although there can be no assurance that we will continue to grow. In fiscal 2014, we generated $14.8 billion of sales and $149 million of net income. As of October 3, 2014, we had $5.4 billion of total debt.

Company Information

Aramark is organized under the laws of the State of Delaware. Our business traces its history back to the 1930s.

Our executive offices are located at Aramark Tower, 1101 Market Street, Philadelphia, Pennsylvania 19107. Our website is www.aramark.com. Please note that our Internet website address is provided as an inactive textual reference only. Information on our website does not constitute part of this prospectus.

RISK FACTORS

Investing in our common stock involves risks. Before you make a decision to buy our common stock, you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of our common stock pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of our common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

USE OF PROCEEDS

In the case of a sale of common stock by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of common stock by any selling stockholders, we will not receive any of the proceeds from such sale.

DIVIDEND POLICY

We intend to pay cash dividends on our common stock, subject to our compliance with applicable law, and depending on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, business prospects and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends is limited by covenants in our senior secured credit facilities and the indenture governing our senior notes. Future agreements may also limit our ability to pay dividends. Specifically, the senior secured credit agreement and the indenture governing our senior notes each limit the ability of our subsidiary Aramark Services, Inc. to declare dividends or make other distributions to us, which could in turn limit our ability to pay dividends. See our Annual Report on Form 10-K for the fiscal year ended October 3, 2014, including “Item 1A. Risk Factors—Risks Related to Ownership of Our Common Stock,” “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Dividends” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” incorporated by reference herein.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment hereto or in filings we make with the SEC which are incorporated by reference into this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of, and is qualified in its entirety by, our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”). Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock will be issued or outstanding immediately after the public offering contemplated by this prospectus. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.

Upon our liquidation, dissolution or winding-up and after payment in full of all amounts required to be paid to creditors and to the holders of shares of our preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of shares of our common stock do not have preemptive, subscription, redemption or conversion rights. Shares of our common stock will not be subject to further calls or assessment by us. There will be no redemption or sinking fund provisions applicable to shares of our common stock. All shares of our common stock that will be outstanding at the time of the completion of the offering will be fully paid and non-assessable. The rights, powers, preferences and privileges of holders of shares of our common stock will be subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of shares of preferred stock (including shares of convertible preferred stock). Unless required by law or by the NYSE, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors is able to determine, with respect to any series of shares of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;

•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

We could issue a series of shares of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of shares of our common stock might believe to be in their best interests or in which the holders of shares of our common stock might receive a premium for your shares of common stock over the market price of the shares of common stock. Additionally, the issuance of shares of preferred stock may adversely affect the holders of shares of our common stock by restricting dividends on the shares of common stock, diluting the voting power of the shares of common stock or subordinating the liquidation rights of the shares of common stock. As a result of these or other factors, the issuance of shares of preferred stock could have an adverse impact on the market price of shares of our common stock.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Declaration and payment of any dividend is subject to the discretion of our board of directors. The time and amount of dividends depends on our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our board of directors may consider relevant.

We paid a cash dividend of $0.075 per share of common stock on each of March 11, 2014, June 9, 2014 and September 9, 2014. We paid a cash dividend of $0.08625 per share of common stock on December 16, 2014. On February 3, 2015, we declared a cash dividend of $0.08625 per share of common stock, payable on March 9, 2015 to holders of record of our common stock as of the close of business on February 17, 2015.

We intend to continue to pay cash dividends on our common stock, subject to our compliance with applicable law, and depending on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, business prospects and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends is limited by covenants in our senior secured credit agreement and our notes indenture. Future agreements may also limit our ability to pay dividends. See “Dividend Policy” in this prospectus and “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Dividends” in our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 incorporated by reference herein for restrictions on our ability to pay dividends.

Annual Stockholder Meetings

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Certain Provisions of Delaware Law

Our amended and restated certificate of incorporation, amended and restated bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as our common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our board of directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved shares of common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Statutes

Certain Delaware law provisions may make it more difficult for someone to acquire us through a tender offer, proxy contest or otherwise.

Section 203 of the DGCL, provides that, subject to certain stated exceptions, an “interested stockholder” is any person (other than the corporation and any direct or indirect majority-owned subsidiary) who owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination, and the affiliates and associates of such person. A corporation may not engage in a business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless:

•	prior to such time the board of directors of the corporation approved either the business combination or transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

The effect of these provisions may make a change of control of our business more difficult by delaying, deferring or preventing a tender offer or other takeover attempt that a stockholder might consider in its best interest. This includes attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of the board of directors.

Removal of Directors; Vacancies

Our amended and restated certificate of incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together as a single class; provided, however, at any time when investment funds associated with or designated by GS Capital Partners, CCMP Capital Advisors, LLC, J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC, which we refer to as the “Sponsors,” and Joseph Neubauer, who, together with the Sponsors, we refer to as the “Controlling Owners” (with CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC acting together as one Controlling Owner for purposes of our Stockholders Agreement) and their affiliates beneficially own, in the aggregate, less than a majority in voting power of the stock of the Company entitled to vote generally in the election of directors, directors may only be removed by the affirmative vote of holders of at least 75% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. In addition, our amended and restated certificate of incorporation also provides that, subject to the rights granted to one or more series of shares of preferred stock then outstanding, and any provisions of the Stockholders Agreement, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the stockholders; provided, however, at any time when the Controlling Owners and their affiliates beneficially own, in the aggregate, less than a majority in voting power of the shares of stock of the Company entitled to vote generally in the election of directors, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancy occurring in the board of directors may, unless otherwise required by law or by resolution by the board of directors, only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders).

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

Special Stockholder Meetings

Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the board of directors or the chairman of the board of directors; provided, however, at any time when the Controlling Owners and their affiliates beneficially own, in the aggregate, at least a majority in voting power of the shares of stock of the Company entitled to vote generally in the election of directors, special meetings of our stockholders shall also be called by the board of directors or the chairman of the board of directors at the request of the Controlling Owners and their affiliates. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions will not apply to the Controlling Owners and their affiliates so long as the Stockholders Agreement remains in effect. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation precludes stockholder action by written consent at any time when the Controlling Owners and their affiliates beneficially own, in the aggregate, less than a majority in voting power of the shares of stock of the Company entitled to vote generally in the election of directors.

Supermajority Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws provide that the board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware and our amended and restated certificate of incorporation. For as long as the Controlling Owners and their affiliates beneficially own, in the aggregate, at least a majority in voting power of the shares of stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our bylaws by our stockholders will require the affirmative vote of a majority in voting power of the outstanding shares of our stock present in person or represented by proxy at the meeting of stockholders and entitled to vote on such amendment, alteration, change, addition, rescission or repeal. At any time when the Controlling Owners and their affiliates beneficially own, in the aggregate, less than a majority in voting power of all outstanding shares of stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our bylaws by our stockholders will require the affirmative vote of the holders of at least 75% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our amended and restated certificate of incorporation provides that at any time when the Controlling Owners and their affiliates beneficially own, in the aggregate, less than a majority in voting power of the stock of the Company entitled to vote generally in the election of directors the following provisions in our amended and restated certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 75% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class:

•	the provision requiring a 75% supermajority vote for stockholders to amend our amended and restated bylaws;

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding competition and corporate opportunities;

•	the provisions regarding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding filling vacancies on our board of directors and newly created directorships;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•	the provisions related to the Court of Chancery as the exclusive forum for certain types of actions by stockholders; and

•	the amendment provision requiring that the above provisions be amended only with a 75% supermajority vote.

The combination of the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or the Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. These provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of shares of our stock at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our amended and restated certificate of incorporation provides that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to the Company or the Company’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws, or (iv) any action asserting a claim against the Company or any director or officer of the Company governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having subject matter jurisdiction, in certain cases, and having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Pursuant to our amended and restated certificate of incorporation, we have, to the maximum extent permitted from time to time by Delaware law, renounced any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, none of the Controlling Owners or any of their affiliates has any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that a Controlling Owner acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or its affiliates or for us or our affiliates, such person has no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a director designated by a Controlling Owner solely in his or her capacity as a director or officer of the Company.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We currently are party to indemnification agreements with certain of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

There is currently no pending material litigation or proceeding involving any of our directors or officers for which indemnification is sought.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “ARMK.”

PLAN OF DISTRIBUTION

We and/or one or more selling stockholders, if applicable, may sell the common stock covered by this prospectus in any of the following ways (or in any combination):

•	directly to one or more purchasers;

•	to or through underwriters or dealers; or

•	through agents.

We will prepare a prospectus supplement or supplements, if required, that will describe the method of distribution and disclose the terms and conditions of any offering of common stock, including:

•	the name or names of any underwriters, dealers or agents and the amounts of common stock underwritten or purchased by each of them;

•

the offering price of the common stock and the proceeds to us and/or any selling stockholders, if applicable, and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers; and

•	any options under which underwriters may purchase additional common stock from us and/or any selling stockholder.

Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Pursuant to our registration rights agreement with the Sponsors and certain other stockholders, we will pay certain registration expenses of such selling stockholders; however, the selling stockholders will pay any underwriting fees, discounts or commissions relating to the sale of the shares of common stock in any underwritten offering.

We and/or any selling stockholders, if applicable, may distribute the common stock from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices relating to such prevailing market prices; or

•	negotiated prices.

Underwriters, dealers or any other third parties described above may offer and sell the offered common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any common stock, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the common stock will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the common stock if they purchase any of the common stock (other than any common stock purchased upon exercise of any overallotment option), unless otherwise specified in the prospectus supplement. We and/or one or more selling stockholders may use underwriters with whom we and/or such selling stockholders have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, as required, naming the underwriter.

We and/or one or more selling stockholders, if applicable, may sell the common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the common stock and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in “at the market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, dealers and agents that participate in the distribution of the common stock may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the common stock, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

In compliance with the guidelines of the Financial Industry Regulatory Authority, which we refer to as “FINRA,” the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

We and/or any selling stockholders may agree to indemnify an underwriter, dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under our registration rights agreement with the Sponsors and certain other stockholders, we have agreed to indemnify certain selling stockholders against certain liabilities that may arise under the Securities Act.

The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. Registration of the common stock covered by this prospectus does not mean that any shares of common stock will be offered or sold.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the validity of any common stock that may be offered by this prospectus will be passed upon for us and the selling stockholders by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements and financial statement schedule of Aramark and subsidiaries as of October 3, 2014 and September 27, 2013, and for each of the fiscal years in the three-year period ended October 3, 2014, have been incorporated herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of AIM SERVICES Co., Ltd. and subsidiaries as of March 31, 2014 and March 31, 2013 and for each of the three years in the period ended March 31, 2014 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 have been audited by Deloitte Touche Tohmatsu LLC, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs relating to (1) that accounting principles generally accepted in Japan vary in certain significant respects from accounting principles generally accepted in the United States of America as discussed in Note 14 to the consolidated financial statements and (2) that the audits also comprehended the translation of Japanese yen amounts into U.S. dollar amounts and such translation has been made in conformity with the basis stated in Note 1 to the consolidated financial statements) appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, from their respective filing dates:

•

Our Annual Report on Form 10-K for the fiscal year ended October 3, 2014 that we filed with the SEC on December 3, 2014 (including the consolidated financial statements of AIM SERVICES Co., Ltd. filed as Exhibit 99.1 to our Annual report on Form 10-K);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended January 2, 2015 that we filed with the SEC on February 11, 2015; and

•	Our Current Reports on Form 8-K filed with the SEC on November 24, 2014, December 3, 2014, December 17, 2014, January 29, 2015 and February 9, 2015.

Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been “furnished” to and not “filed” with the SEC.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Aramark

Attn: Investor Relations

1101 Market Street

Philadelphia, PA 19107

(215) 409-7287

You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor any selling stockholder has authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and shares of our common stock, you should refer to the registration statement and to its exhibits and schedules. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

We will file annual, quarterly and special reports and other information with the SEC. Our filings with the SEC will be available to the public on the SEC’s website at http://www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at http://www.aramark.com. The information contained on our corporate website or any other website that we may maintain is not part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

Prospectus

February 17, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable solely by the Registrant in connection with the offer and sale of the securities being registered. All amounts are estimates except the registration fee.

SEC registration fee	$	*
FINRA filing fee		**
Blue Sky fees and expenses		**
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total		**

*	The Registrant is registering an indeterminate amount of securities under this registration statement and in accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

Aramark is incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The amended and restated certificate of incorporation and the amended and restated bylaws of Aramark provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment). We will also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to us of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or directors or otherwise.

We maintain insurance to protect ourselves and our directors, officers and representatives against any such expense, liability or loss, whether or not we would have the power to indemnify him against such expense, liability or loss under the DGCL.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index immediately following the signature page hereto, which is incorporated by reference as if fully set forth herein.

(b) Financial Statement Schedules

See the Exhibit Index immediately following the signature page hereto, which is incorporated by reference as if fully set forth herein.

Item 17.	Undertakings.

A. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 17, 2015.

ARAMARK
By:	/s/ JOSEPH MUNNELLY
Name:	Joseph Munnelly
Title:	Senior Vice President, Controller and Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Reynolds and Harold Dichter and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on February 17, 2015.

Signature	Capacity

/s/ ERIC J. FOSS Eric J. Foss	Chairman of the Board, President, Chief Executive Officer and Director

/s/ L. FREDERICK SUTHERLAND L. Frederick Sutherland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ JOSEPH MUNNELLY Joseph Munnelly	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ TODD M. ABBRECHT Todd M. Abbrecht	Director

/s/ LAWRENCE T. BABBIO, JR. Lawrence T. Babbio, Jr.	Director

/s/ DAVID A. BARR David A. Barr	Director

/s/ PIERRE-OLIVIER BECKERS-VIEUJANT Pierre-Olivier Beckers-Vieujant	Director

Signature	Capacity

/s/ LEONARD S. COLEMAN, JR. Leonard S. Coleman, Jr.	Director

/s/ IRENE M. ESTEVES Irene M. Esteves	Director

/s/ DANIEL J. HEINRICH Daniel J. Heinrich	Director

/s/ SANJEEV MEHRA Sanjeev Mehra	Director

/s/ STEPHEN SADOVE Stephen Sadove	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Aramark (incorporated by reference to Exhibit 3.1 to Aramark’s Current Report on Form 8-K filed with the SEC on December 16, 2013, pursuant to the Exchange Act (file number 001-36223)).

3.2	Certificate of Ownership and Merger (incorporated by reference to Exhibit 3.1 to Aramark’s Current Report on Form 8-K filed with the SEC on May 15, 2014, pursuant to the Exchange Act (file number 001-36223)).

3.3	Amended and Restated By-laws of Aramark (incorporated by reference to Exhibit 3.2 to Aramark’s Current Report on Form 8-K filed with the SEC on May 15, 2014, pursuant to the Exchange Act (file number 001-36223)).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

23.1*	Consent of Independent Registered Public Accounting Firm—KPMG LLP.

23.2*	Consent of Independent Auditors—Deloitte Touche Tohmatsu LLC.

23.3	Consent of Simpson Thacher & Bartlett LLP (included in exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

*	Filed herewith.
**	To be filed as an exhibit to a Current Report on Form 8-K or other document incorporated by reference herein or to a post-effective amendment hereto, if applicable.